UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 21, 2010

MOMENTIVE PERFORMANCE MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-146093	20-5748297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Corporate Woods Blvd.

Albany, NY 12211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (518) 533-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On October 21, 2010, Momentive Performance Materials Inc. (“Momentive” or the “Company”) issued a News Release announcing its estimated preliminary results for the fiscal three-month period ended September 26, 2010. A copy of the News Release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure

On October 21, 2010, the Company issued a News Release announcing that it will launch cash tender offers for certain of its outstanding notes. A copy of the News Release is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

The Company also announced, pursuant to Rule 135c of the Securities Act of 1933, as amended, its intent to offer $840,000,000 U.S. dollar equivalent principal amount of USD second-priority springing lien notes due 2020 and EUR second-priority springing lien notes due 2020 through a private placement. A copy of the News Release is attached hereto as Exhibit 99.3, and is incorporated herein by reference.

The Company is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	News Release, dated October 21, 2010, announcing Momentive Performance Materials Inc.’s Preliminary Third Quarter 2010 Results

99.2	News Release, dated October 21, 2010, announcing Momentive Performance Materials Inc.’s Tender Offers for Certain of its Outstanding Notes

99.3	News Release, dated October 21, 2010, announcing Momentive Performance Materials Inc.’s Proposed $840 Million U.S. Dollar Equivalent Debt Offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

By:	/S/ DOUGLAS A. JOHNS
Name:	Douglas A. Johns
Title:	General Counsel and Secretary

Date: October 22, 2010